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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 13, 2003

                             Computer Horizons Corp.
             (Exact name of registrant as specified in its charter)


 New York                                  0-7282            13-2638902
(State or other jurisdiction               (Commission       IRS Employer
of incorporation or organization)          File Number)      Identification No.)

                            49 Old Bloomfield Avenue
                      Mountain Lakes, New Jersey 07046-1495
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (973) 299-4000

          (Former name or former address, if changed since last report)



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ITEM 5 - OTHER EVENTS AND REQUIRED FD DISCLOSURE


         On March 13, 2003, Computer Horizons Corp. ("Computer Horizons") issued a press release reporting that John J. Cassese, its CEO, President and Chairman, has taken a leave of absence as CEO and President and resigned his position as Director and Chairman of the Board as a result of being informed that the Justice Department obtained an indictment relating to Mr. Cassese's June 1999 purchase and sale of an unrelated company's shares. The Board has named William
J. Murphy to the position of Acting President and CEO, appointed Thomas J. Berry Chairman of the Board and named Michael J. Shea to the position of acting chief financial officer.


ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Not applicable.

         (b) Not applicable.

         (c) Exhibits

                  99.1 Press Release dated March 13, 2003 reporting that John J. Cassese, Computer Horizons' CEO, President and Chairman, has taken a leave of absence as CEO and President and resigned his position as Director and Chairman of the Board as a result of being informed that the Justice Department obtained an indictment relating to Mr. Cassese's June 1999 purchase and sale of an unrelated company's shares. The Board has named William J. Murphy to the position of Acting President and CEO, appointed Thomas J. Berry Chairman of the Board and named Michael J. Shea to the position of acting chief financial officer.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Dated:   March 13, 2003


                                            COMPUTER HORIZONS CORP.



                                                 By: /s/ WILLIAM J. MURPHY
                                                     --------------------------
                                                     William J. Murphy
                                                     Acting Chief Executive
                                                     Officer and President



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